Exhibit 10.1
SUMMARY OF 2008 BONUS AWARD SCHEDULE
The following summarizes the cash bonuses and bonuses awarded under the Deferred Bonus Plan of Pinnacle Entertainment, Inc. (the “Company”), to the persons disclosed as named executive officers in the Company’s 2008 proxy statement, other than Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer:

		2008
	2008 Cash	Deferred
Name and Title	Bonus	Bonus
Stephen H. Capp	$262,500	$112,500
Executive Vice President and Chief Financial Officer
John A. Godfrey	$210,000	$90,000
Executive Vice President, General Counsel and Secretary
Alain Uboldi	$231,000	$99,000
Chief Operating Officer
Each person’s deferred bonus will be deferred and paid over three years, one-third on each anniversary of such year’s bonus payment date.